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                                                                       EXHIBIT 1

                           SECOND EXTENSION AGREEMENT

         This SECOND EXTENSION AGREEMENT is made and entered into as of April 22, 2003 and is by and among, AMERALIA, INC., a Utah corporation ("AmerAlia"), NATURAL SODA HOLDINGS, INC. formerly known as Natural Soda, Inc. a Colorado corporation that is wholly-owned by AmerAlia ("NSHoldings"), SENTIENT GLOBAL RESOURCES FUND I, L.P. ("SENTIENT FUND") and SENTIENT GLOBAL RESOURCES TRUST NO. 1 ("SENTIENT TRUST") (each being a "Party").

RECITALS:

         A. The Parties entered into a Closing Agreement dated as of February 20, 2003 (the "Closing Agreement") and pursuant to that agreement, NSHoldings executed and delivered a promissory note (the "Note") in the amount of $24,000,000, due March 24, 2003, payable to Sentient Fund and Sentient Trust (collectively, the "Sentient Entities"); and

         B. The Parties entered into an Extension Agreement on or about March 24, 2003 extending the Maturity Date of the Note from March 24, 2003 to April 17, 2003; and

         C. Not all of the conditions precedent have occurred or waived and the Parties wish to extend the Maturity Date of the Note for a second time.

         NOW, THEREFORE, intending to be legally bound and for good and adequate consideration, the receipt and sufficiency of which AmerAlia, NSHoldings, and each of the Sentient Entities acknowledge, the parties hereto agree as follows:

         1. Note Maturity Date. The Maturity Date of the Note is changed to 31st May, 2003.

         2. No Other Changes. To the extent that this Extension conflicts with, modifies or supplements the Closing Agreement and the first Extension Agreement, the provisions contained in this Second Extension Agreement shall prevail and control, but in all other respects, said Closing Agreement and original Extension Agreement are ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Extension to be effective as of the date set forth in the initial paragraph.

NATURAL SODA HOLDINGS, INC.                AMERALIA, INC.


By: /s/ Robert van Mourik                  By: /s/ Robert van Mourik
   ----------------------------                ---------------------------------
        Robert van Mourik, CFO                     Robert van Mourik, CFO

THE SENTIENT GROUP
ON BEHALF OF
SENTIENT GLOBAL RESOURCES FUND I, L.P.
AND
SENTIENT GLOBAL RESOURCES
TRUST NO. 1


By:
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          (Signature)


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          (Print Name and Title)